Exhibit 99.1
PRESS RELEASE

Signify Health focusing on fast-growing home and community services and total cost of care provider enablement

Changes expected to have positive impact on 2023 earnings

Company ending its participation in the BPCI-A program to focus on supporting future growth

DALLAS & NEW YORK – July 8, 2022 – Signify Health, Inc. (NYSE: SGFY) today announced that it is winding down its Episodes of Care Services (ECS) segment in order to focus on its fast-growing and profitable Home and Community Services (HCS) business and recent Caravan Health acquisition. The Company is exiting CMS’ Bundled Payments for Care Improvement-Advanced (BPCI-A) program in light of the newly released CMS retrospective trend calculations that lowered target prices for episodes, thereby reducing the opportunity for savings. This strategic and timely decision allows the Company to invest more to drive the future growth and diversification of the HCS and Caravan Health businesses supporting the needs of health plans and providers in total cost of care contracts, where they take responsibility for the cost of a patient’s healthcare over the course of a year. The Company anticipates these changes will have a positive impact on 2023 earnings, and will provide additional guidance in its Q2 earnings report in early August.

“Our HCS segment is experiencing tremendous growth as our health plan clients have prioritized access to the home as part of their focus on closing clinical, behavioral, and social care gaps,” said Kyle Armbrester, Signify Health CEO. “Clients are seeing the value in our unique position: our ability to see patients in the home and refer them to care for the urgent needs we identify. This is particularly so with the social and behavioral needs that are crucial to improving care but are often very hard to assess in traditional care settings. We are making investments to create operational improvements that will increase efficiency, expand use of connected devices, and allow us to diversify into new services to drive better health outcomes in the lives of people we touch.”

The Company’s timing and decision to terminate its participation in the BPCI-A program is driven by recent policies implemented by the Center for Medicare & Medicaid Innovation (CMMI) affecting BPCI-A pricing that the Company and its clients believe have rendered the program unsustainable. The BPCI-A pricing methodology has changed repeatedly over the years and has recently included the imposition of a retrospective adjustment that is not based on publicly available data, cannot be accurately forecasted, and is known only long after a performance period has ended, making it impossible to take real-time action. The Company is currently in the process of contesting the most recent pricing calculations through CMMI’s standard appeals process and advocating for CMMI to offer providers immediate relief.

In addressing the decision to end Signify Health’s participation in the BPCI-A program, Mr. Armbrester said, “We made this decision in partnership with our clients, who have repeatedly surpassed benchmarks for quality care and operational improvements with our support—including significant reductions in readmissions and increases in healthy days at home during an extremely challenging period for healthcare.”

The Caravan Health business is not impacted by these changes. Caravan Health was acquired by Signify Health in March 2022 for its strong capabilities in enabling providers and accountable care organizations (ACOs) to excel in population health management and value-based payment programs. Since the acquisition, this business has continued to outperform as clients align themselves with CMS’ goal of having all Medicare beneficiaries in an accountable relationship with their health care provider by 2030, and recognize the benefits of leveraging Signify’s diverse capabilities in managing the cost for all of the care provided to a patient. This includes the Company’s post-acute and transition to home capabilities, as well as key services from its HCS segment, such as the ability to reach patients in their home in order to better manage their care, which the Company believes will result in incremental savings in 2023.

The Company currently estimates that restructuring charges for severance and employee-related costs will be approximately $25-$35M. There are approximately $85M of annualized direct ECS costs which will be eliminated. In addition, there are approximately $60M of annualized shared costs currently allocated to the ECS segment, of which the Company expects to eliminate approximately $30-35M in annualized costs by the end of 2022 as it winds down the BPCI-A program. "These cost reductions will be positive for unlocking future earnings given projections for ECS performance, where future losses would have exceeded the stranded costs,” said Steve Senneff, Signify Health’s President, Chief Financial and Administrative Officer. “We are de-risking Signify’s financial profile and driving capital allocation within the Company to support future growth and create more visibility, increased margins, and stronger free cash flow going forward.”

Signify Health will host a conference call today, Friday, July 8, 2022 at 8:30 a.m. ET to discuss the announcement. The call can be accessed by dialing (844) 200-6205 for U.S. participants, or +1 (929) 526-1599 for international participants, and entering access code 293329; or via a live audio webcast that will be available on the investor relations website event page or by using the following link: https://events.q4inc.com/attendee/105951760. A replay will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 60 days

About Signify Health

Signify Health is a leading healthcare platform that leverages advanced analytics, technology, and nationwide healthcare provider networks to create and power value-based payment programs. Our mission is to transform how care is paid for and delivered so that people can enjoy more healthy, happy days at home. Our solutions support value-based payment programs by aligning financial incentives around outcomes, providing tools to health plans and healthcare organizations designed to assess and manage risk and identify actionable opportunities for improved patient outcomes, coordination and cost-savings. Through our platform, we coordinate what we believe is a holistic suite of clinical, social, and behavioral services to address an individual’s healthcare needs and prevent adverse events that drive excess cost, all while shifting services towards the home. For more information on how we are taking health homeward, visit us at signifyhealth.com.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include the plan to wind down our Episodes of Care Services segment, projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: our ability to implement our plan to wind down our Episodes of Care Services segment and realize the anticipated cost savings and positive impact on 2023 earnings; the estimated costs associated with the plan; the impact the plan will have on our operations; the impact of CMMI’s semi-annual reconciliation will have on our estimated revenues for the performance periods beginning in April 2021 and October 2021; our failure to maintain and grow our network of high-quality network providers; the COVID-19 pandemic and whether the pandemic will continue to subside in 2022; our ability to realize synergies from the acquisition of Caravan Health, Inc.; factors beyond our control that could impact our ability to complete IHEs; our dependence upon a limited number of key customers; our dependence on certain key government programs including BPCI-A; risks associated with estimating program size and savings rate in BPCI-A; our failure to continue to innovate and provide services that are useful to customers and achieve and maintain market acceptance; our limited operating history with certain of our solutions; our failure to compete effectively; the length and unpredictability of our sales cycle; seasonality that may cause fluctuations in our sales, cash flows and results of operations; the information we provide to, or receive from, our health plans and providers could be inaccurate or incomplete; the risk that the cost of services provided will be higher than benchmark prices in our episodes and care redesign solutions; risks that arise from operating internationally; failure of our existing customers to continue or renew their contracts with us; failure of service providers to meet their obligations to us; our failure to achieve or maintain profitability; our revenues not growing at the rates they historically have, or at all; our failure to successfully execute on our growth initiatives, business strategies, or operating plans, including growth in our Commercial Episodes business; our failure to successfully launch new products; our failure to diversify sources of revenues and earnings; changes in accounting principles applicable to us; incorrect estimates or judgments relating to our critical accounting policies; increases in our level of indebtedness or in interest rates; our failure to effectively adapt to changes in the healthcare industry, including changes in the rules governing Medicare or other federal healthcare programs; our failure to adhere to complex and evolving governmental laws and regulations; our failure to comply with current and future federal and state privacy, security and data protection laws, regulations or standards; our employment of and contractual relationships with our providers subjecting us to licensing or other regulatory risks, including recharacterization of our contracted providers as employees; adverse findings from inspections, reviews, audits and investigations; inadequate investment in or maintenance of our operating platform and other information technology and business systems; our ability to develop and/or enhance information technology systems and platforms to meet our changing customer needs; higher than expected investments in our business including, but not limited to, investments in our technology and operating platform, which could reduce our profitability; security breaches or incidents, loss or misuse of data, a failure in or breach of our operational or security systems or other disruptions; disruptions in our disaster recovery systems or management continuity planning; our ability to obtain, maintain, protect and enforce our intellectual property; our dependence on distributions from Cure TopCo, LLC to fund dividend payments, if any, and to pay our taxes and expenses, including payments under the Tax Receivable Agreement; the control certain equity holders that held an ownership interest in Cure TopCo, LLC prior to our IPO have over us and our status as a controlled company; our ability to realize any benefit from our organizational structure; risks associated with acquiring other businesses including our ability to effectively integrate the operations and technologies of the acquired businesses; and the other risk factors described under “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which are available free of charge on the SEC's website at: www.sec.gov.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

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Source: Signify Health

Investor contact: Jason Plagman, investor.relations@signifyhealth.com

Media contact: Lynn Shepherd, lshepherd@signifyhealth.com